Exhibit 10.3

ZYGO CORPORATION

STOCK OPTION AGREEMENT

AGREEMENT, made as of the 18th day of January, 2010, by and between Zygo Corporation, a Delaware corporation (the “Company”), and Dr. CHRIS L. KOLIOPOULOS (the “Optionee”).

W I T N E S S E T H:

WHEREAS, as an inducement to Optionee’s agreement to become President and Chief Executive Officer of the Company, the Company desires to grant to the Optionee, and the Optionee desires to accept, an option to purchase shares of common stock, $.10 par value, of the Company (the “Common Stock”) upon the terms and conditions set forth in this Agreement.

NOW, THEREFORE, the parties hereto agree as follows:

1.          The Company hereby grants to the Optionee an option to purchase 250,000 shares of Common Stock at an exercise price per share of $10.83. This option is not intended to be treated as an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

2.          Notwithstanding anything to the contrary contained herein, unless sooner terminated, this option shall expire if and to the extent it is not exercised within ten years from the date hereof.

3.          Subject to the provisions hereof and Optionee’s Executive Employment Agreement dated January 18, 2010 (the “Employment Agreement”), this option shall become exercisable in accordance with the following schedule based upon the period of the Optionee’s continuous employment or other service with the Company or any one or more of its subsidiaries, affiliates or associated entities (collectively with the Company, the “Company Group”) following the date hereof:

Period of Continuous Service	Incremental Percentage Exercisable	Cumulative Percentage Exercisable
Less than 1 year	0%	0%
1 year	25%	25%
2 years	25%	50%
3 years	25%	75%
4 years or more	25%	100%

4.          This option may be exercised by written notice to the Company stating the number of full shares with respect to which it is being exercised, and accompanied by payment of the exercise price for the number of shares so purchased and payment or arrangement for payment of any federal, state or local income or other taxes incurred by reason of the exercise and required to be withheld by the Company. The exercise price shall be payable by cash or check or, if the Committee in its sole and absolute discretion so permits, payment may also be made in whole or in part (a) by means of any cashless exercise procedure approved by the Committee, if the Common Stock is publicly traded, (b) in the form of unrestricted shares of Common Stock which, (i) in the case of shares acquired upon exercise of an option, have been owned by the Optionee for more than six (6) months on the date of surrender, and (ii) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the shares of Common Stock as to which such option shall be exercised, (c) in any other form of consideration approved by the Committee and permitted by applicable law, or (d) in any combination of the foregoing.

5.          Upon a termination of the Optionee’s employment or other service with the Company Group for any reason other than a termination by the Company Group for Cause (as defined in the Employment Agreement), then (a) that portion of this option, if any, which is not then exercisable shall terminate, and (b) unless sooner terminated under the terms hereof, that portion of this option, if any, which is then exercisable shall remain exercisable for the ninety (90) day period commencing on the date of such termination and, to the extent not exercised during such period, shall thereupon terminate. If, pursuant to the Employment Agreement, the Optionee’s employment is terminated for any reason other than by the Company for Cause or by the Optionee without Good Reason (as defined in the Employment Agreement), Optionee shall become fully vested in the option. If Optionee’s employment is terminated by the Company for Cause (or if such termination occurs at a time when grounds for a termination for Cause exist), this option (whether or not otherwise exercisable) shall thereupon terminate and cease to be exercisable.

6.          The Company’s obligation to sell and deliver shares upon the exercise of this option is subject to such compliance with federal and state laws, rules and regulations applying to the authorization, issuance or sale of securities as the Committee deems necessary or advisable. The Company shall be entitled to postpone the time of delivery of certificates for shares of its Common Stock for such additional time as the Company shall deem necessary or desirable to enable it to (a) file a registration statement under the Securities Act of 1933, as amended, with respect to the shares of Common Stock which may be purchased under this option, or (b) comply with the listing requirements of any securities exchange upon which the Common Stock may be listed.

7.          This option is not assignable or transferable except upon the Optionee’s death to a beneficiary designated by the Optionee in a manner acceptable to the Committee or, in the absence of a surviving designated beneficiary, pursuant to the Optionee’s will or by the laws of descent and distribution. This option is exercisable during the Optionee’s lifetime only by the Optionee. In the event of any attempt by the Optionee to alienate, assign, pledge, hypothecate or otherwise dispose of this option or any right hereunder, except as provided for herein, or in the event of any levy of any attachment, execution or similar process upon the rights or interests hereby conferred, the Company may terminate this option by notice to the Optionee and it shall thereupon become null and void.

8.          Nothing contained in this Agreement shall confer upon the Optionee any right with respect to the continuation of the Optionee’s employment or other service with any one or more of the Company Group or interfere in any way with the right of the Company Group at any time to terminate such employment or other service or to increase or decrease, or otherwise adjust, the other terms and conditions of the Optionee’s employment or other service with the Company Group.

9.          Neither the Optionee nor any person entitled to exercise the Optionee’s rights in the event of death shall have any of the rights of a stockholder with respect to the shares subject to this option, except to the extent that certificates for such shares shall have been issued upon the exercise of this option as provided for herein.

10.        This option is intended to be an inducement grant under NASDAQ Listing Rule 5635(c)(4) and is not intended to be granted pursuant to the Company’s Equity Incentive Plan, as amended (the “Plan”). Notwithstanding the preceding sentence, this option will be governed by the terms and conditions of the Plan, including, without limitation, the provisions of Section 11 of the Plan, as if the option had been granted pursuant to the Plan. The Optionee agrees to be bound by the terms and conditions of this Agreement and the Plan (a copy of which the Optionee acknowledges receipt of) and any future amendments to the Plan which do not adversely affect the Optionee’s rights hereunder. The provisions of the Plan are hereby incorporated by reference and shall govern if and to the extent that there are inconsistencies between the provisions of the Plan and this Agreement. In the event that any controversy shall arise with respect to the nature, scope or extent of any one or more rights conferred by this Agreement, the determination of the Committee of the rights of the Optionee shall be final, binding and conclusive upon the Optionee and any other person who shall assert any right based upon this Agreement.

11.        This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its principles of conflicts of law. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and may not be modified, other than as provided in the Plan, except by written instrument executed by the parties.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.

ZYGO CORPORATION

By: /s/ BRUCE W. WORSTER

Name: Bruce W. Worster

Title: Chair, Board of Directors

            /s/ CHRIS KOLIOPOULOS

Dr. Chris L. Koliopoulos

Signature Page – Dr. Koliopoulos Option Agreement